                                                                   Exhibit 10.26



                         Transfer of Rights Agreement

     This Agreement is made between Vertical Solutions, Inc., an Ohio corporation, with its principal offices at 4243 Hunt Road, Suite 201, Cincinnati, OH 45242 ("VSI"), and Astea International Inc., a Delaware corporation with its principal offices at 455 Business Center Drive, Horsham, PA 19044 ("Astea"), and is effective as of December 31,1999 ("Effective Date").

     Whereas, VSI and Astea have acted as resellers of certain of each others products pursuant to a PowerHelp Reseller and Support Assumption Agreement dated July 24, 1997 and amended on March 9, 1998 and August 25, 1998, (as amended, the "PowerHelp Agreement"); a Reseller and Development Agreement dated February 6, 1998 (the "RDA Agreement"); and a Reseller Agreement dated June 25, 1999, including an undated Addendum, which modified such Reseller Agreement (as amended, the "VSI Agreement');

     Whereas Astea and VSI desire to restructure their relationship and respective rights as follows: (i) Astea desires to sell to VSI all of its rights in the Software Products, as defined in the PowerHelp Agreement, and VSI desires to purchase such rights; (ii) VSI and Astea desire to terminate Astea's relationship as a reseller pursuant to the RDA Agreement of software owned by VSI and (iii) VSI and Astea desire to modify VSI's relationship as a reseller pursuant to the VSI Agreement of software owned by Astea;

     Therefore, VSI and Astea, intending to be legally bound, agree to the following terms and conditions:

1. As of the Effective Date, Astea sells, transfers, assigns, and relinquishes exclusively to VSI all of Astea's right, title, and interest in and to the Software Products, including all intellectual property rights in the Software Products, and in and to the "PowerHelp" trademark, (collectively, the "Assets"). The PowerHelp Agreement shall terminate as of the Effective Date.

2. VSI shall pay Astea the purchase price of $1.1 million for the Assets by delivery of a Promissory Note (the "Note") in the form attached hereto providing for five installments as follows: $275,000 by 1/6/00; $225,000 by 3/30/00; $170,000 by 6/30/00; $210,000 by 9/30/00; and $220,000 by 12/30/00. VSI shall still have the obligation to pay any unpaid amount of the aggregate royalties, otherwise payable to Astea under Section 9 of the PowerHelp Agreement for sales or licenses, that were accrued or should have been accrued on or before September 30, 1999. The obligations of VSI under the Note shall be personally guaranteed by Ron Wegmann, by execution of a written guarantee in a form reasonably satisfactory to Astea and to Mr. Wegmann on or before January 10, 2000. In addition, Mr. Wegmann and VSI shall provide all reasonably requested information and shall assist the auditors of Astea in reviewing the financial condition and results of operation of VSI and Mr. Wegmann, subject to such auditors signing an appropriate confidentiality agreement. All VSI obligations for any other royalties under the PowerHelp Agreement shall terminate on the Effective Date.

3. Astea represents and warrants that (i) it has good and valid title to all of the Assets; (ii) no third party has any marketing, distribution, or licensing rights to the Assets, except for license rights granted to end users to use the object code of the Software Products for their own internal use; and (iii) none of the Assets is subject to any liens, charges, encumbrances or security interests. The Assets are sold "as is" and "where is", except for the warranties set forth in Section 3 (i)-(iii) of this Agreement, and Astea makes no warranties, guarantees or representations of any kind whatsoever concerning any of the Assets, whether express or implied, arising by law or otherwise, including, but not limited to, any implied warranty of merchantability or fitness for a particular purpose or any implied warranty arising from course of performance, course of dealing or usage of trade, and VSI hereby waives all warranties, guaranties, obligations, rights and remedies express or implied, with respect to the Assets excepting only Astea's warranties set forth in
Section 3 (i)-(iii) of this Agreement.

4. Within ten days after the Effective Date, Astea shall deliver to VSI any source code to the Software Products that Astea has not previously delivered to VSI.

5. Astea acknowledges that, with the Execution of this Agreement, the Software Products are trade secrets of VSI. Astea shall maintain the confidentiality of the Software Products, and shall not use or disclose the Software Products, except as specifically authorized by VSI in this Agreement or otherwise in writing.

6. Astea shall promptly execute and deliver such further instruments and take such further actions as may be necessary or desirable to effect the transfer of the Assets as contemplated by this Agreement. If Astea reacquires its rights to the Assets pursuant to its rights under the Note, VSI shall promptly execute and deliver such further instruments and take such further actions as may be necessary or desirable to effect the transfer of the Assets as contemplated by the Note.

7. The VSI Agreement is amended effective on the Effective Date to extend its term to December 31, 2001 and to provide that the Reseller Price as defined in
Section 4(a) of the VSI Agreement shall be equal to forty five percent (45%) of the then current list price established by Astea for its products, services and the associated annual maintenance fees.

8. The RDA Agreement shall be terminated as of the Effective Date. VSI represents and warrants that it has not granted any sublicense pursuant to the terms of the RDA Agreement.

9. The obligations of VSI and Astea pursuant to Sections 7.2, 8 and 10 of the RDA Agreement shall survive the termination of the RDA Agreement and shall be enforceable in accordance with their original terms.

10. Within ten days after the Effective Date, Astea will provide VSI with an electronic copy of the human readable, source code for the current version of Astea's proprietary ServiceAlliance(R) product to enable VSI to write additional code for that product and its own software to enable
ServiceAlliance(R) to operate together with the

Fieldcom(R) software. During the term of the VSI Agreement, Astea will also provide VSI with Source Code for future versions of ServiceAlliance(R). "Source Code," as used in this Agreement, shall mean the human-readable, source code form of any version or release of Astea's ServiceAlliance(R) software product that has already been delivered, or may in the future be delivered to VSI.

11. Astea hereby grants to VSI a limited, revocable, non-exclusive, non-transferable right (a) to read and view the Source Code solely for VSI's internal purposes and (b) to modify the Source Code only to enable ServiceAlliance(R) to operate together with VSI's Fieldcom(R) software or for other purposes with Astea's written permission in each instance. This Agreement does not provide VSI with title to or ownership of the Source Code. VSI acknowledges that the Source Code to be provided by Astea hereunder is a commercially valuable, proprietary product of Astea and that its design and development reflect the effort of skilled development experts and the investment of considerable time and money. VSI acknowledges that the Source Code contains substantial trade secrets of Astea, which Astea has entrusted to VSI in confidence to use only as expressly authorized by this Agreement. VSI further acknowledges that Astea claims and reserves all rights and benefits that are afforded under federal and international copyright law in all software programs comprising the Source Code as an unpublished work. Any copying, modification, or distribution of the Source Code not expressly authorized by this Agreement or otherwise by Astea in writing is strictly forbidden. This license shall automatically terminate upon the termination of the VSI Agreement.

12. VSI shall not, at any time, disclose or disseminate the Source Code (including any extract, copy, adaptation, or transcription thereof), or the trade secrets embodied therein, whether in whole or in part, to any employee, consultant, contractor, or other person who does not have a need to know and to obtain access thereto in order to give effect to the rights granted to VSI under this Agreement or is not legally bound to maintain the proprietary and confidential nature of such materials and to limit use thereof and access thereto as required by the terms of this Agreement. VSI shall take appropriate action, by instruction, agreement, and otherwise, with any persons authorized to have access to the Source Code, so as to enable VSI to fulfill the foregoing obligations.

13. VSI acknowledges that it is impossible to measure fully, in money, the injury that will be caused to Astea in the event of a breach or threatened breach of any of the provisions of this Agreement. Astea shall be entitled to injunctive relief to enforce the provisions of such sections hereof, without prejudice to any other remedy that Astea may have at law or in equity.

14. At any reasonable time and from time to time at the sole discretion of Astea, Astea shall be entitled to inspect VSI's work premises and interview VSI's employees and consultants to ensure VSI's strict compliance with the terms and conditions of this Limited Source Code License. Such inspections and interviews shall be conducted so as to minimize the disruption to VSI's business and the activities of VSI's employees and consultants.

15. During the term of the VSI Agreement VSI and its President, Ron Wegmann, shall refrain from, directly or indirectly, carrying on or participating in any software business involving the development, distribution, licensing, sale of any products that compete, on a stand-alone basis, with ServiceAlliance(R) as a product providing integrated customer relationship management solutions primarily in the field service market segment ("SEAL"). These restrictions shall not apply to (a) stand-alone, help desk management products or software, (b) the products comprising the Assets, or derivative works thereof, so long as they function solely as stand-alone, help desk management products or software, and are not competitive with SEAL (c) the Fieldcom(R) software, or derivative works thereof so long as they are not competitive with SEAL . The parties agree that the terms of this noncompetition provision are necessary for the reasonable and proper protection of the business of Astea and that each and every restraint contained herein is reasonable. VSI acknowledges and agrees that any violation of this provision may have an immediate adverse and unfair effect on the business as conducted by Astea and that Astea would not have entered into this Agreement in the absence of such noncompetition provision. With respect to each and every breach or violation or threatened breach or violation by VSI, Astea shall be entitled to seek an injunction enjoining the commencement or continuance of such activities, and, without notice to VSI may apply to any court of competent jurisdiction for entry of an immediate restraining order or injunction. The pursuit of such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedies.

16. This Agreement will be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, excluding principles relating to conflicts of laws.

17. This Agreement, together with the Note attached to this Agreement, constitutes the entire understanding between the parties with respect to the subject matter of this Agreement and supersedes any and all other prior understandings, statements, warranties, representations and agreements, oral or written, relating to them. Any amendment to this Agreement must be in writing and signed by both parties.

18. VSI will at all times cooperate promptly with Astea to enable Astea to comply with the provisions of the United States Export Administration Act, War Powers Act, or other law or Executive Order relating to control of exports or transfer of technology, and the regulations of the United States Departments of State, Commerce and Defense relating to them (in present form or as they may be amended in the future).

19. Notices delivered under the terms of this Agreement will be in writing and sent by prepaid certified mail, return receipt requested, or by a nationally recognized overnight courier service to the respective addresses of the parties set forth in the recitals to this Agreement. In the case of Astea, such notices will be directed to the attention of the General Counsel; and, in your case, such notices will be directed to the attention of the individual named below executing this Agreement on your behalf. Notices will be effective on the date received.

20. No term or provision of this Agreement will be deemed waived and no breach of this Agreement will be deemed consented to or excused, unless such waiver, consent or excuse will be expressed in writing and signed by the party claimed to have so waived, consented or excused such term or provision.

21. Those Sections of this Agreement that are, by their terms intended to survive the termination of this Agreement, shall survive the termination of this Agreement, including, without limitation, Sections 11-14.

22   Except for actions initiated by either party to this Agreement for injunctive relief to enforce its rights or for the collection of any payments due in the normal course of business, any dispute or claim arising in connection with this Agreement or the performance or nonperformance of either party to this Agreement will be submitted to arbitration under the then obtaining commercial rules and regulations of the American Arbitration Association. The cost and expenses of such arbitration will be borne by the parties equally unless the determination by the panel of arbitrators includes an award of costs. Any arbitration brought hereunder will be held in Philadelphia, Pennsylvania. The decision and award of the panel of arbitrators will be final. Notwithstanding the provisions of this Section, Astea will have the absolute right to limit, terminate, revoke or cancel your right to use the Source Code upon the occurrence of a material breach of any of the confidentiality of proprietary rights provisions of this Agreement or your failure to pay amounts owed, and to bring suit to enforce such rights.

23. All rights and remedies of the parties under this Agreement shall be cumulative and none shall exclude or prejudice any other right or remedy available to the parties under law or by virtue of the provisions of this Agreement.

24. This Agreement may be executed in counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties hereof have caused this Agreement to be executed by a duly authorized officer as of the dates listed below.

Astea International, Inc.               Vertical Solutions, Inc.


By:_______________________________      By:______________________________
Howard P. Kamins, Vice President        Ronald W. Wegmann, President
and General Counsel
December 31, 1999                       December 31, 1999

                                PROMISSORY NOTE
                                ---------------

$1,100,000                                                     December 31, 1999


          FOR VALUE RECEIVED, Vertical Solutions, Inc., an Ohio corporation, with its principal offices at 4243 Hunt Road, Suite 201, Cincinnati, OH 45242 ("Borrower") promises to pay to the order of Astea International Inc., a Delaware corporation with its principal offices at 455 Business Center Drive, Horsham, PA 19044 ("Lender") the principal sum of One Million One Hundred Thousand Dollars ($1,100,000). After the occurrence of a Default which has not been cured, all outstanding principal and interest on this Note shall accrue interest at the rate of twenty percent (20%) per annum.

          The principal shall be payable in installments as follows: two hundred and seventy five thousand dollars ($275,000) on or before January 6, 2000; two hundred and twenty five thousand dollars ($225,000) on or before March 30, 2000; one hundred and seventy thousand dollars ($170,000) on or before June 30, 2000; two hundred and ten thousand dollars ($210,000) on or before September 30, 2000; and two hundred and twenty thousand dollars ($220,000) on or before December 30, 2000. All outstanding principal and interest shall be payable on the maturity date of December 30, 2000. All payments of principal, interest, and fees hereunder shall be made by Borrower without defense, set off, or counterclaim and in same day funds and delivered to Lender by wire transfer not later than 5:00 P.M. (New York time) on the date due at Lender's offices or such other place as shall be designated in writing by Lender for such purpose.

          Amounts outstanding under this Note may be prepaid in whole or in part at any time without premium or penalty, with any such prepayments being applied first to accrued and unpaid interest then to principal in the inverse order of maturity.

           The occurrence of any one or more of the following events shall be an event of default ("Default") hereunder:

           (a) Default shall be made in the payment of the principal of or interest on this Note when and as the same shall become due and payable, whether at a date fixed for payment, by acceleration or otherwise;

           (b)  The Borrower shall:

                (i) admit in writing its inability to pay its debts generally as they become due; (ii) file a petition in bankruptcy under the bankruptcy laws of the United States of any other jurisdiction (as such laws are now or in the future amended) or any admission seeking the relief therein provided; (iii) make an assignment for the benefit of its creditors; (iv) consent to the filing or a petition against it under said bankruptcy laws; or (v) be adjudicated a bankrupt;

           (c) A court order shall be entered appointing a receiver or trustee for all or a substantial part of the property of the Borrower, or approving as filed in good faith a petition filed against the Borrower under said bankruptcy laws.

           If any of the events described in paragraph (a) - (c) occur, Borrower shall have fifteen (15) days to cure the default by paying Lender all outstanding principal and interest on the Note. If Borrower does not cure such default within that 15 day period, Lender may retake possession of the Assets as a liquidated damages penalty in addition to all other amounts, including without limitation, principal and interest as otherwise payable hereunder.

           In addition to other remedies of Lender as set forth in this Note upon the occurrence of a Default, Lender may, without demand, by written notice to Borrower, cause this Note to become immediately due and payable.

           Borrower hereby waives presentment, demand for payment, notice of dishonor, protest or notice of protest and any and all notices or demands and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder in connection with the delivery, acceptance, performance, or default of this Note.

           The liabilities and obligations of Borrower hereunder shall be unconditional without regard to the liability or obligations of any other party and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Lender, including, but not limited to, any extension of time, renewal, waiver or other modification. Any failure of Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

     This Note has been executed, delivered, and accepted by the parties and will be deemed to have been made in Pennsylvania and will be interpreted and the rights of the parties determined in accordance with the laws of the United States of America applicable thereto and the internal laws of the Commonwealth of Pennsylvania applicable to an agreement executed, delivered and performed therein without giving effect to the choice-of-law rules thereof or any other principle that could require the application of the substantive law of any other jurisdiction.

           This Note has been delivered in payment by the Borrower of the purchase price for the software program PowerHelp Version 2.0, any other standard, custom and undistributed versions of PowerHelp, and any service management custom management modification modules for PowerHelp (the "Software Products"), including all intellectual property rights in the Software Products, and in and to the "PowerHelp" trademark (collectively, the "Assets"). The Borrower hereby assigns and pledges to the Lender and grants to the Lender a purchase money security interest in all of the Borrower's right, title and interest in and to the Assets and all products and proceeds of the foregoing. Notwithstanding the foregoing, Lender shall have no security interest in any derivative software products of the Assets. The Borrower shall from time-to-time, at the expense of the Lender, promptly execute and deliver all further instruments and documents (including financing or continuation statements and amendments thereto) and take all further action that may be necessary or desirable or that the Lender may request in order to perfect and protect any security interest granted or purported to be granted hereby or described herein or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any of the Assets.

           The Borrower hereby irrevocably: (i) in any legal proceeding brought in connection with this Note: (1) submits to the exclusive in personam
                                                           -----------
jurisdiction of any state or United States court of competent jurisdiction sitting in or with jurisdiction in, the Commonwealth of Pennsylvania; (ii) waives any objection that it may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court; and (iii) agrees that nothing contained herein shall affect Lender's right to effect service of process in any manner permitted by law. Any and all actions at law or in equity relating to this Note and the indebtedness shall be brought, and jurisdiction shall be had exclusively, in the courts of the Commonwealth of Pennsylvania; or at the election of the holder hereof, the United States District Court for the Eastern District of Pennsylvania. Borrower consents in advance to service of process by mail to the address set forth in this Note.

           This Note may not be changed or amended orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

           This Note shall not be subject to any right of set-off, counterclaim, defense, abatement, suspension, deferment or reduction and Borrower shall not have the right to be released, relieved or discharged from this obligation and liability under this Note for any reason whatsoever except by full payment.

     After the occurrence of an Event of Default, the Lender may, in addition to and not in derogation of any other remedies which the Lender may have, credit, at any time and from time to time, against the unpaid principal of this Note and interest accrued thereon any amounts due from the Lender, or any parent, subsidiary or affiliate of the Lender, to the Borrower in such a manner and to the extent permitted by applicable law.

     If any provision of this Note is invalid and unenforceable then, to the fullest extent permitted by law: (i) the other provisions hereof shall remain in full force and effect in order to carry out the intentions of the parties hereto as nearly as may be possible; (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction; and (iii) such invalidity and unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

           Nothing in this Note or otherwise shall require Borrower to pay any interest, liquidated damages or any other charge which might be construed as interest, in an amount which would subject Lender to any penalty or permit any declaration of invalidity of the Note or any payments of principal or interest made or to be made under the Note under any applicable usury or other law. In the event any payment of interest or any other amount which might be construed as interest pursuant to this Note or otherwise would subject Lender to such a penalty or permit any such declaration of invalidity, then such payments of interest, liquidated damages or other charges required to be made by the Borrower shall not be greater than the highest amount which, if construed as interest, would be authorized under applicable law without penalty or invalidity and any amounts otherwise paid in excess of any lawful amount shall, for all purposes, be deemed to have been a payment of principal hereunder.

           Notwithstanding that the Obligations under this Note are secured, the Obligations under this Note are and shall be deemed to be full recourse obligations of the Borrower in all respects.

           IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed this Note as an instrument under seal, and Lender has received this Note on the day and year first above written.


                          Vertical Solutions, Inc.

                          By: ____________________________
                               Ron Wegmann, President